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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 1994 on our audits of the consolidated financial statements and financial statement schedules of El Paso Natural Gas Company as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts".

/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

El Paso, Texas
August 17, 1994